UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549
                          ----------------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant To Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (date of earliest event reported): November 25, 2005
                                                         -----------------


                          KENT FINANCIAL SERVICES, INC.
             -----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware
                 ---------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


                      1-7986                         75-1695953
             ------------------------    ---------------------------------
             (Commission File Number)    (IRS Employer Identification No.)



           376 Main Street, P.O. Box 74, Bedminster, NJ             07921
           --------------------------------------------           ---------
           (Address of Principal Executive Offices)               (Zip Code)



                                 (908) 234-0078
              ---------------------------------------------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 25, 2005, our Board of Directors approved and submitted to the holders of a majority of our common stock for action by written consent, the Kent Financial Services, Inc. 2005 Stock Option Plan, or 2005 Plan. On November 25, 2005, stockholders owning approximately 54.69% of the outstanding shares of our common stock approved the 2005 Plan by action taken by written consent without a meeting in accordance with Delaware Law. Such approval will be affective 20 calendar days after the date a Schedule 14C Information Statement is mailed to our stockholders.

A total of 400,000 shares of our common stock is available for issuance under the 2005 Plan. The 2005 Plan is administered by a committee of Board of Directors (the "Committee") except that the Chairman of the Board or, if the Chairman is not an executive officer, then our Chief Executive Officer or other executive officer designated by the Committee who is also a director of the Company (the "Designated Director") may administer certain aspects of the 2005 Plan for employees who are not executive officers of the Company and whose compensation is not and, in the judgment of the Designated Director, is not reasonably expected to become, subject to the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

Options may be granted under the 2005 Plan to key employees of our company or any of our company's subsidiaries. Selection of the recipients of, and the nature and size of, options granted under the 2005 Plan will be solely within the discretion of the Committee.

The 2005 Plan provides for the grant of incentive stock options, or ISOs, as defined in Section 422 of the Code, and of non-qualified stock options to our key employees. The 2005 Plan will terminate on November 24, 2015, or such earlier time as the Board may determine.

The above description of the Plan is a summary and is qualified in its entirety by the 2005 Plan itself, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

On November 25, 2005, we granted an incentive stock option under the 2005 Plan for 300,000 shares of our common stock to Dr. Qun Yi Zheng, our newly appointed President. The option is immediately exercisable for 33,000 shares and will become exercisable for an additional 33,000 shares on each of the first eight anniversaries of the grant date and 3,000 shares on the ninth anniversary of the grant date. The option expires on November 24, 2015. The exercise price of the option is $3.00 per share. The closing price of our common stock on The Nasdaq SmallCap Market on November 25, 2005 was $2.46.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On November 25, 2005, Dr. Qun Yi Zheng was appointed President of our Company. Prior to joining the Company, Dr. Zheng was with Pure World, Inc., as President from December 2003, to September 2005, Chief Operating Officer from September 2003, to September 2005, and Executive Vice President from 1996 through 2003. On November 25, 2005, Dr. Zheng was also appointed President of Cortech, Inc. and, since August 2000, Dr. Zheng has been a director of Cortech. From November 2000 until November 2003, Dr. Zheng was a director of the Company. Dr. Zheng was Technical Manager at Hauser Nutraceuticals, from 1995 to 1996,

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

and, from 1993 to 1994, he was Senior Chemist at Hauser Chemical Research, Inc.

Item 9.01 Financial Statements And Exhibits

          (c)    Exhibits
                 10.1  Kent Financial Services, Inc. 2005 Stock Option Plan
                 10.2  Form of Incentive Stock Option Agreement
                 10.3  Form of Non-Qualified Stock Option Agreement
                 99.1  Press Release dated November 25, 2005















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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 2, 2005                   KENT FINANCIAL SERVICES, INC.
                                           (Registrant)



                                           By: /s/ Paul O. Koether
                                               ---------------------------------
                                               Paul O. Koether
                                               Chairman and Chief Executive
                                               Officer
























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

EXHIBIT INDEX
-------------

Exhibit      Description
-------      -----------

10.1         Kent Financial Services, Inc. 2005 Stock Option Plan

10.2         Form of Incentive Stock Option Agreement

10.3         Form of Non-Qualified Stock Option Agreement

99.1         Press Release dated November 25, 2005





























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